Imprimis Pharmaceuticals Announces Third Quarter 2016 Financial Results

San Diego, Calif. – November 14, 2016 — Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY), a pharmaceutical company focused on the production and dispensing of high quality innovative compounded medications, today reported financial results for the third quarter 2016.

Recent Highlights:

●	Revenue of $4.9 million in the third quarter of 2016, up 81% compared to revenue of $2.7 million reported in the same quarter a year ago

●	Recorded cash gains from insurance claim for business interruption and property loss at Texas facility of $861,000 ($818,000 for lost expected profits during the period)

●	Ophthalmology-related revenue of $3.0 million in the third quarter 2016, up 254% year over year

●	Net loss of $3.9 million reported in third quarter of 2016 compared to $4.0 million reported the same quarter of the prior year

●	Gross margin of 52% for the third quarter 2016

●	Streamlined operations and implemented programs to reduce expected cash based expenses by nearly $3 million annually

“Throughout the third quarter, we continued to see growing demand for our formulations, especially in the ophthalmology sector, which grew sequentially despite typically slower summer months. We also saw increasing adoption for many of our other formulations as we drove awareness and improved access. In addition to making meaningful progress in expanding our Imprimis Cares® portfolio, we were successful in growing relationships with key partners, payors and pharmacy benefit managers (PBMs),” said Mark L. Baum, CEO of Imprimis. “Revenues in the quarter were impacted by constraints in our drug production infrastructure, however I am confident recent actions taken to streamline our operations and maximize efficiencies will accelerate near-term profitability goals while ensuring a stable platform for continued long-term growth. Our New Jersey facility, which we recently registered with the FDA as an outsourcing facility, is expected to play an important role as we continue to grow our customer network and expand into new therapeutic markets.”

Recent Commercialization and Corporate Developments

●	Entered into agreement with the specialty pharmacy division of one of the nation’s leading PBMs to supply Imprimis’ complete formulary through its national network of specialty pharmacies.

●	Introduced compounded EDTA calcium disodium injection, a significantly lower-cost therapeutic alternative to Valeant’s Calcium Disodium Versenate for the stabilization and treatment of lead poisoning.

●	Enhanced Imprimis Cares® formulary, including plans to introduce a lower-cost compounded alternative to the EpiPen® for life-threatening allergic reactions.

●	Announced published data from large study of 922 patients (1,541 eyes) receiving Dropless Therapy following cataract surgery. The results demonstrated no cases of postoperative endophthalmitis or intraoperative complications. In nearly 92 percent of cases (n=1413/1541), supplemental medication after surgery was not required.

●	Continued to see adoption of IV Free MKO Melt™ conscious sedation formulation, an alternative option to IV anesthetic for patients undergoing ocular and other surgical procedures. The formulations or variations thereof have been used in over 8,000 LASIK, cataract and other surgeries to date. The company is currently focused in the ocular surgery market but plans to expand into dental, urologic and other surgical procedure markets in the second half 2017.

●	Increased adoption of Dropless Therapy® and our LessDrops® combination topical drops as these formulations continue to capture market share from large eye drop companies.

●	Estimated share of the cataract eye drop market is greater than 10%.

●	Serviced an estimated 375,000 ocular surgeries since launch in April 2014.

●	Expanded customer base with over 1,200 ophthalmologists.

●	Provided formulations for approximately 10,000 cataract and other ocular surgeries per week.

●	Increased physician utilization of the MaxRx Prescriber Portal™ to over 550 users. The portal was introduced in July 2016 and allows for customer ordering and tracking ease.

ImprimisRx Pharmacy Operations

●	Registered New Jersey facility with the U.S. Food and Drug Administration (FDA) as a 503B outsourcing facility. The new facility is expected to begin manufacturing as an outsourcing facility in December 2016 and dispensing medications in first quarter 2017. The state-of-the-art 8,600 square foot facility provides five additional cleanrooms, representing a tenfold increase in overall production levels.

Financial Summary

Selected highlights regarding operating results for the three and nine months ended September 30, 2016 and for the same periods in 2015 are as follows (in thousands, except per share data):

	For the three months ended September 30, 2016	For the nine months ended September 30, 2015
Total Revenues	$4,861	$2,683
Cost of Sales	2,339	1,202
Gross Profit	2,522	1,481
Selling & Marketing Expenses	1,797	1,813
General & Administrative Expenses	5,018	3,104
Research & Development Expenses	16	93
Impairment of intangible assets and goodwill	303	-
Other Income (Expense), net	762	(423)
Net Loss	$(3,850)	$(3,952)
Net Loss per Common Share	$(0.29)	$(0.41)

	For the nine months ended September 30, 2016	For the nine months ended September 30, 2015
Total Revenues	$14,149	$6,213
Cost of Sales	6,760	3,259
Gross Profit	7,389	2,954
Selling & Marketing Expenses	5,967	4,455
General & Administrative Expenses	13,355	8,327
Research & Development Expenses	138	299
Impairment of intangible assets and goodwill	303	-
Other (Expense), net	(611)	(648)
Net Loss	$(12,985)	$(10,775)
Net Loss per Common Share	$(1.05)	$(1.13)

Adjusted EBITDA

In addition to the company’s results of operations determined in accordance with U.S. generally accepted accounting principles (GAAP), which are presented and discussed above, management also utilizes adjusted EBITDA, an unaudited financial measure that is not calculated in accordance with GAAP, to evaluate the company’s financial results and performance and to plan and forecast future periods. Adjusted EBITDA is considered a “non-GAAP” financial measure within the meaning of Regulation G promulgated by the SEC. Management believes that this non-GAAP financial measure reflects an additional way of viewing aspects of the company’s operations that, when viewed with GAAP results, provides a more complete understanding of the company’s results of operations and the factors and trends affecting its business. Management believes adjusted EBITDA provides meaningful supplemental information regarding the company’s performance because (i) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making; (ii) it excludes the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the company’s core operating performance and that may obscure trends in the company’s core operating performance; and (iii) it is used by institutional investors and the analyst community to help analyze the company’s results. However, adjusted EBITDA and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the company and the manner in which they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the company’s competitors.

The company defines adjusted EBITDA as net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation, other income (expense) and, if any and when specified, other non-recurring income or expense items. The company believes that the most directly comparable GAAP financial measure to adjusted EBITDA is net loss. Adjusted EBITDA has limitations and should not be considered as an alternative to gross profit or net loss as a measure of operating performance or to net cash provided by (used in) operating, investing or financing activities as a measure of ability to meet cash needs.

The following is a reconciliation of adjusted EBITDA, a non-GAAP measure to the most comparable GAAP measure, net loss, for the three months ended September 30, 2016 (in thousands):

For the three months ended September 30, 2016
Net Loss	$(3,850)
Stock-based compensation	879
Interest expense, net	732
Taxes	-
Depreciation	348
Amortization of intangible assets	79
Non-recurring expenses(1)	121
Impairment of intangible assets and goodwill	303
Other income net	(1,494)
Adjusted EBITDA	$(2,882)

(1)	Non-recurring expense items include one-time cost for abandonment of Texas facility lease.

Conference Call and Webcast

The company’s management team will host a conference call and audio-only webcast today at 4:30 p.m. EST (1:30 p.m. PST) to discuss the financial results and recent developments. To participate in the call, please dial (877)-407-8035 for domestic callers or (201)-689-8035 for international callers. To listen to the webcast, please click here or visit the investor relations section of the Imprimis website at www.ImprimisRx.com. A replay of the call will be available until December 14, 2016. To access the replay, dial (877)-660-6853 domestically or (201)-612-7415 internationally and reference Conference ID: 13647429.

About Imprimis Pharmaceuticals

Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY) is a pharmaceutical company dedicated to producing and dispensing high quality innovative compounded medications in all 50 states. The company’s unique business model drives patient access and affordability to many critical medicines. Headquartered in San Diego, California, Imprimis owns and operates three dispensing facilities located in California, New Jersey and Pennsylvania. For more information about Imprimis, please visit the corporate website at www.ImprimisRx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include our ability to make commercially available our compounded formulations and technologies in a timely manner or at all; physician interest in prescribing our formulations; risks related to our compounding pharmacy operations; our ability to enter into other strategic alliances, including arrangements with pharmacies, physicians and healthcare organizations for the development and distribution of our formulations; our ability to obtain intellectual property protection for our assets; our ability to accurately estimate our expenses and cash burn, and raise additional funds when necessary; risks related to research and development activities; the projected size of the potential market for our technologies and formulations; unexpected new data, safety and technical issues; regulatory and market developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry; competition; and market conditions. These and additional risks and uncertainties are more fully described in Imprimis’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. Undue reliance should not be placed on forward looking statements, which speak only as of the date they are made. Except as required by law, Imprimis undertakes no obligation to update any forward looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Other than drugs compounded at a registered outsourcing facility, all Imprimis compounded formulations may only be prescribed pursuant to a physician prescription for an individually identified patient consistent with federal and state laws.

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Source: Imprimis Pharmaceuticals, Inc.

Imprimis Media Contact

Paul Rabin

paul@pascalecommunications.com

516.503.0271

Imprimis Investor Contact

Bonnie Ortega

bortega@imprimispharma.com

858.704.4587